Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-170624) on Form S-8 of our report dated June 25, 2019, which appears in this annual report on Form 11-K of the Northwest Bank 401(k) Plan for the year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 25, 2019